EXHIBIT 10.5

                                AGREEMENT FOR THE
                              LIQUIDATION OF SHARES

     THIS AGREEMENT (the "Agreement") is made to be effective the 17th day of June 2002, by and between VITRO DIAGNOSTICS, INC., a Nevada corporation (the "Company") and WORLD WIDE CAPITAL INVESTORS, LLC, a Colorado limited liability company ("WWC" or the "LLC").

                                    RECITALS

     WHEREAS, on August 7, 2000, the Company and WWC entered into that certain Registration Rights Agreement ("Rights Agreement") pursuant to which the Company granted WWC certain rights with regard to an aggregate of 2,370,000 shares of the Company's common stock (the "Shares"); and

     WHEREAS, WWC has recently made a request of the Company to permit distribution of the Shares to the members of the LLC without registration and without the benefit of a legal opinion that would ordinarily be required; and

     WHEREAS, the Company is willing to forego the requirement of a legal opinion in connection with the proposed distribution of the Shares to the members of the LLC in exchange for certain agreements by WWC with regard to its registration rights; and

     WHEREAS, the parties wish to memorialize the terms and conditions of their agreement, as revised.

     NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.1 Liquidation of Shares.
     --------------------------
     The Company hereby acknowledges receipt of a request from WWC to cancel certificate number 10131 in the amount of 2,370,000 shares of the Company's common stock and to transfer the Shares to the members of the LLC pro rata in accordance with their interest in the LLC in order to liquidate and dissolve the LLC. Subject to the terms and conditions of this Agreement, the Company consents to liquidation of the Shares by WWC pro rata to its members solely for the purpose of dissolving the LLC.

     1.2 Delivery of Subscription Agreement.
     ---------------------------------------
     As a condition of the Company permitting liquidation of the Shares, and in order to insure compliance with applicable federal and state securities laws, WWC acknowledges that each member of the LLC will be required to execute a subscription agreement in the form attached hereto as Exhibit A and incorporated by reference. The Company has prepared the agreement and will assist the LLC in delivering the agreement to its members, it shall be the responsibility of WWC to insure that the agreements are timely executed and returned by the members.

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     1.3 Information Regarding Members of the LLC.
     ---------------------------------------------
     WWC has previously provided to the Company a list of the members of the LLC, together with their addresses and interest in the LLC. The Company shall rely on this information for purposes of delivering the subscription agreements and calculating the amount of shares to which each member is entitled. WWC, on behalf of itself and each of its members, hereby releases and agrees to indemnify the Company for any error or omission in calculating the number of shares to be received by each member, such calculation to be based solely on information provided by the LLC. The Company undertakes no responsibility for the accuracy of the information provided by WWC.

     1.4 Delivery of Shares.
     -----------------------
     Upon receipt of an executed subscription agreement from each member of WWC, and a check in the amount of $20 made payable to "Securities Transfer Corporation," the Company shall issue to such member a certificate representing a pro rata amount of the Shares. Each certificate shall bear the restrictive legend required by Rule 144 of the Securities Act of 1933.

     1.5 Escheat of Shares.
     ----------------------
     The Shares intended for members for WWC who do not submit a properly executed subscription agreement shall be held by the Company on behalf of each member until such shares would escheat to the State of Colorado under the laws of that State. Thereafter, the shares may be forfeited as required by that law. The Company agrees to notify WWC of the failure to receive executed documents from any member.

     1.6 Costs.
     ----------
     The Company shall pay the costs of preparing this Agreement and the subscription agreement to be delivered to the members, but the LLC shall be responsible for the costs of any transfer taxes in connection with the transfer of the Shares, the costs of the transfer agent that are not reimbursed by the members and the fees and expenses of its legal counsel.

     2. Transfer of Registration Rights.
     -----------------------------------
     In connection with the proposed liquidation of WWC, the Company hereby consents to the transfer of all rights originally granted to WWC under the Rights Agreement to its members pro rata in accordance with their membership interest therein; provided, however, that Section 1.4 of the Rights Agreement is hereby amended to provide that "Initiating Holders" shall mean the holder of at least 1,580,000 shares, cumulatively, of registerable securities.

     3. Beneficiaries.
     -----------------
     The parties agree that the members of the LLC are entitled to the benefits of this Agreement, and that each is subject to the terms and conditions hereof, it being specifically understood that this Agreement is for the benefit of the members.

     4. Counterparts.
     ----------------
     This Agreement may be executed in counterparts, and all counterparts shall constitute one and the same document. Facsimile signatures shall be acceptable.


                            (Signature page follows)

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


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, to be effective on the date first above written.

                                    COMPANY:

                                    VITRO DIAGNOSTICS, INC.


                                    By: /s/ James R. Musick
                                        ----------------------------------------
                                        James R. Musick, President



                                    WORLD WIDE CAPITAL INVESTORS, LLC


                                    By: /s/ Kilyn Roth
                                        ----------------------------------------
                                        Kilyn Roth, Manager










P:\CLIENTS\VITRO\Agreements\Agreement with WWC.DOC